Exhibit 23-b


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") and MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV, and MSDW Capital Trust V (collectively, the "Issuer Trusts") for the registration of Debt Securities of the Company, Capital Securities of the Issuer Trusts, and Guarantees of the Company with respect to Capital Securities issued by the Issuer Trusts and to the incorporation by reference therein of our reports with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. dated January 7, 1997 included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and dated May 27, 1997 included in the Current Report on Form 8-K of Morgan Stanley, Dean Witter, Discover & Co. dated May 31, 1997, filed with the Securities and Exchange Commission.




                                   ERNST & YOUNG LLP


New York, New York
February 12, 1998